SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013

Southern States Sign Company

(Exact name of small business issuer as specified in its charter)

Nevada	26-3014345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Viale Bruno Buozzi 83, Rome, Italy (Address of principal executive offices)

39.06.80692582
(Issuer’s telephone number)

__________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 8, 2013, Primesint S.r.l. (the “Buyer”), a partially owned subsidiary of Southern States Sign Company, entered into a preliminary agreement, by and between the Buyer and ES Group S.r.l. (the “ES Group”), pursuant to which the Buyer has committed to purchase from ES Group, either directly or through a special purpose vehicle, the business of the Radisson Blu ES. Hotel (the “Hotel”), which shall include the tangible and intangible goods and contractual and employment agreements of the Hotel, no later than April 30, 2013, for an aggregate purchase price of 4,500,000.00 euros.

On February 8, 2013, the Buyer also entered into a preliminary agreement, by and between the Buyer and Mavip S.r.l. (“Mavip”), pursuant to which the Buyer has committed to purchase from Mavip, either directly or through a special purpose vehicle, the underground premises of the Hotel no later than April 30, 2013, for an aggregate purchase price of 3,025,000.00 euros (the “S1 Agreement”). The S1 Agreement also grants the Buyer the option to purchase from Mavip all rights related to the financial lease agreement, dated as of January 26, 2007, by and among Mavip and a group of Italian leasing companies including Unicredit Leasing s.p.a., Ubi Leasing s.p.a. and Medioleasing s.p.a., for an aggregate purchase price of 5,000,000.00 euros plus taxes as required by law.

1

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Preliminary Agreement, dated as of February 8, 2013, by and between Primesint S.r.l. and ES Group S.r.l.
2.2	Preliminary Agreement, dated as of February 8, 2013, by and among Primesint S.r.l. and Mavip S.r.l.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern States Sign Company

By: /s/ Antonio Conte
Antonio Conte
Chief Executive Officer
Dated: February 14, 2013

3